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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                         ------------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 5, 2003


                             RELIANT RESOURCES, INC.
             (Exact Name of Registrant as Specified in its Charter)


              DELAWARE                                 1-16455                              76-0655566
    (State or Other Jurisdiction              (Commission File Number)                     (IRS Employer
          of Incorporation)                                                             Identification No.)



                       1000 MAIN STREET
                        HOUSTON, TEXAS                                            77002
           (Address of Principal Executive Offices)                            (Zip Code)



       Registrant's telephone number, including area code: (713) 497-3000



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In this Form 8-K, and in the Exhibit included as part of the Form 8-K, "Reliant
Resources" refers to Reliant Resources, Inc., and "we," "us" and "our" refer to Reliant Resources, Inc. and its subsidiaries, unless we specify or the context indicates otherwise.

ITEM 5.  OTHER EVENTS.

Texas Genco Option

On December 5, 2003, we announced that it is unlikely that we will exercise our option to purchase CenterPoint Energy, Inc.'s 81% percent ownership interest in Texas Genco Holdings, Inc. The option is exercisable between January 10, 2004 and January 24, 2004.

Texas Genco, which owns approximately 13,900 MW of aggregate net generation capacity in Texas, produces approximately 20% of the total generation capacity of the Electric Reliability Council of Texas (ERCOT).

Supply Arrangements

As of December 5, 2003, we have purchased generation capacity from Texas Genco that averages 5,176 megawatts (MW) per month in 2004 and 923 MW per month in 2005. Based on current market conditions and current load forecasts, we estimate that these capacity entitlements represent 48% of the current capacity requirements of our Texas retail energy business in 2004. In total, we have contracted for approximately two-thirds of our capacity requirements for 2004 and a significant portion of our estimated 2005 requirements, in part by purchasing entitlements to generation capacity from Texas Genco.

In the future, we expect to continue to contract for a significant portion of the supply requirements of our Texas retail energy business, but over time we are likely to supplement our market-based purchases with the acquisition of individual generation assets.

Unless otherwise extended, Texas Genco's obligation to sell 85% of its generation capacity in auctions and the master purchase agreement governing purchases of capacity and/or energy from Texas Genco will terminate on January 24, 2004, the expiration date of the Texas Genco option. The termination of these contractual arrangements will have no impact on existing purchase commitments with Texas Genco entered into prior to that date.

The master power purchase agreement is secured by a lien against our rights in accounts receivable and related assets of certain of our subsidiaries. The master power purchase agreement does not require us to post cash collateral or letters of credit to secure our obligations so long as Texas Genco's credit exposure to us under the contract does not exceed $250 million from May 1 to August 31 and $200 million from September 1 through April 30. For additional information on our contractual agreements with Texas Genco, see note 4 to the interim financial statements in our Form 10-Q for the nine months ended September 30, 2003.
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Impact on Escrow Account in Credit and Debt Agreements

Pursuant to the terms of our credit and debt agreements, we have established an escrow account to repay indebtedness under our credit facility and for general corporate purposes or for possible use in the acquisition of CenterPoint's holdings of common stock of Texas Genco.

After giving effect to the receipt of net cash proceeds expected to be received from the sale of our European energy segment, we expect that the total amount of cash on deposit in the escrow account will be approximately $917 million.

If as expected, we do not exercise the Texas Genco option, our credit and debt agreements entitle us to maintain the funds in the restricted escrow account for the possible subsequent purchase of CenterPoint's holdings of common stock of Texas Genco (at a price not to exceed the option price) until the earlier of September 15, 2004 or the date that CenterPoint sells more than 20% of the outstanding common stock of Texas Genco to someone other than us.

Upon the occurrence of the earlier of those events, we would be required under the terms of our March 2003 credit facilities to apply the funds in the escrow account to collateralize the $300 million senior priority loan commitment and to prepay term indebtedness under our March 2003 credit facilities. Once the senior priority commitment has terminated, we would be permitted to use 50% of the funds from our offering of convertible debt securities for general corporate purposes.

           CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

When we make statements containing projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, transactions for the sale of parts of our operations and financings related thereto, when we make statements containing any other projections or estimates about our assumptions relating to these types of statements, we are making "forward-looking statements." These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Although we believe that the expectations and the underlying assumptions reflected in our forward-looking statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are not guarantees of future performance or events. Such statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements.

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In addition to the matters described in this report and the exhibits attached hereto, the following are some of the factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements:

      o Changes in laws and regulations, including deregulation, re-regulation and restructuring of the electric utility industry, changes in or application of environmental and other laws and regulations to which we are subject, and changes in or application of laws or regulations applicable to other aspects of our business, such as hedging activities;

      o The outcome of pending lawsuits, governmental proceedings and investigations;

      o The effects of competition, including the extent and timing of the entry of additional competitors in our markets;

      o  Liquidity concerns in our markets;

      o  Our pursuit of potential business strategies;

      o The timing and extent of changes in commodity prices and interest rates;

      o The availability of adequate supplies of fuel, water, and associated transportation necessary to operate our portfolio of generation assets;

      o Weather variations and other natural phenomena, which can affect the demand for power from or our ability to produce power at our generating facilities;

      o Financial market conditions and our access to capital, including availability of funds in the capital markets for merchant generation companies;

      o The creditworthiness or bankruptcy or other financial distress of our counterparties;

      o  Actions by rating agencies with respect to us or our competitors;

      o  Acts of terrorism or war;

      o  The availability and price of insurance;

      o  Political, legal, regulatory and economic conditions and developments;

      o The successful operation of deregulating power markets; the reliability of the systems, procedures and other infrastructure necessary to operate our retail electric business, including the systems owned and operated by the independent system operator in ERCOT; and
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      o  The resolution of the refusal by certain California market participants to pay our receivables balances and the resolution of the refund methodologies.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

         99.1 Press Release issued by Reliant Resources, Inc. dated December 5, 2003.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RELIANT RESOURCES, INC.
                                       (Registrant)



Date: December 9, 2003                 By:       /s/ THOMAS C. LIVENGOOD
                                          --------------------------------------
                                                     Thomas C. Livengood
                                                     Vice President and
                                                     Controller




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                                  EXHIBIT INDEX


Exhibit
Number                         Exhibit Description
-------                        -------------------

 99.1    Press Release issued by Reliant Resources, Inc. dated December 5, 2003.